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                                                                   Exhibit 3.12

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                              ALTA CARE CENTER, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

          This Limited Liability Company Operating Agreement (together with the exhibits attached hereto, this "Agreement") of Alta Care Center, LLC (the "LLC"), is entered into by Summit Care Corporation, as the sole equity member (the "Member"), effective as of July 3, 2003 (the "Effective Date").

          The Member, by execution of this Agreement, hereby forms the LLC as a limited liability company pursuant to, and in accordance with, the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq. (the "Act"), and, in connection therewith, hereby agrees as follows:

                                   ARTICLE I.
                        ORGANIZATIONAL AND OTHER MATTERS

          Section 1.01 Name. The name of the LLC is Alta Care Center, LLC (the "LLC").

          Section 1.02 Principal Business Office. The principal business office of the LLC shall be located at 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 or such other location as may hereafter be determined by the Member.

          Section 1.03 Registered Office. The address of the registered office of the LLC in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901.

          Section 1.04 Registered Agent. The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901.

          Section 1.05 Term. The LLC shall have a perpetual existence.

          Section 1.06 Certificate of Formation. The LLC was formed as a limited liability company under the Act by the filing of a Certificate of Formation by Sally G. Burns, as an authorized person, with the Secretary of State of the State of Delaware on July 3, 2003, as the same may be amended, restated or supplemented from time to time. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments, supplements and/or restatements thereof) necessary for the LLC to qualify to do business in the state of California and in any jurisdiction in which the LLC may wish to conduct business. The existence of the LLC as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.


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                                   ARTICLE II.
                                     PURPOSE

          Section 2.01 Purpose. The purpose to be conducted or promoted by the LLC is to engage in the following activities:

               (a) managing and operating the health care facility located on the real property described on Exhibit A attached hereto and incorporated herein by this reference, including leasing such real property (the "Facility Operations"); and

               (b) engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Delaware.

                                  ARTICLE III.
                                BOARD OF MANAGERS

          Section 3.01 Board of Managers. Pursuant to Section 18-402 of the Act, and to the extent specifically set forth in this Agreement, certain activities of the LLC shall be managed through a Board of Managers (the "Board of Managers"). The Board of Managers shall have the following characteristics:

               (a) the Board of Managers shall be composed of no less than three individuals (each, a "Manager").

               (b) the initial Managers shall be as set forth on Exhibit B attached hereto and incorporated herein by this reference;

               (c) all actions of the Board of Managers shall require a majority vote of the quorum of the Managers; provided, however, that the Board of Managers may delegate the day-to-day management of the LLC to an individual(s) or entity which may or may not be a Manager;

               (d) the Board of Managers shall meet at such times as may be necessary for the business of the LLC upon at least five business days' prior written notice of the time, place and purpose of the meeting given by any two Managers. Meetings of the Board of Managers may be in person or by conference telephone or other similar communications system, and actions of the Board of Managers may be by written consent (in which case, no notice shall be required), which written consents, except as otherwise expressly required in this Agreement, shall be effective if signed in one or more counterparts by a majority of the Managers. The presence of two Managers, in person or by proxy, shall constitute a quorum. Each Manager has the right to one vote. Each Manager not only has the right to his own vote, but may vote by proxy for one other Manager;

               (e) the Member may remove any Manager for any reason or no reason by executing a certificate setting forth the Manager being removed and the replacement Manager;


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               (f) in the event there exists a vacancy on the Board of Managers, the Member shall, as soon as reasonably practicable, execute a certificate setting forth a replacement Manager; and

               (g) the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no Manager shall be obligated for any such debt, obligation or liability of the LLC solely by reason of its acting as a Manager of the LLC.

                                   ARTICLE IV.
                                     MEMBER

          Section 4.01 Member. Simultaneously with the execution and delivery of this Agreement, the following Person is admitted as the sole equity member of the LLC (the "Member") and shall hold all Membership Interests (as defined in Section 4.02 below) effective as of the date of this Agreement. The name and address of the Member is as follows:

          Name and Address

          Summit Care Corporation
          27442 Portola Parkway, Suite 200
          Foothill Ranch, California 92610
          Attn: Legal Department

          Section 4.02 Unit Certificates. The limited liability company interests of the LLC shall consist of 100 units (the "Membership Interests"), which shall be evidenced by a unit certificate issued to the Member (the "Unit Certificate"). The Member hereby irrevocably elects that all Membership Interests in the LLC shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and each other applicable jurisdiction. The Unit Certificate shall bear the following legend:

          "This certificate evidences a membership interest in Alta Care Center, LLC and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code of each other applicable jurisdiction."

          "THIS CERTIFICATE AND THE MEMBERSHIP INTEREST EVIDENCED HEREBY ARE NOT NEGOTIABLE AND ARE NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT. The Limited Liability Company maintains books for the purpose of registering transfers. This Certificate has not been and will not be registered under the Securities Act of 1933 or under the securities or blue sky laws of any state. The holder of this Certificate, by its acceptance hereof, represents that it is acquiring this security for investment and not with a view to any sale or distribution hereof."

          This provision shall not be amended, and any purported amendment to this provision, shall be null and void.


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          Section 4.03 Powers. The Member shall have the right and authority to take all actions (i) specifically enumerated in this Agreement or (ii) which such Member otherwise deems necessary, useful or appropriate for the day-to-day management and conduct of the LLC's business and which are not otherwise specifically reserved to the Managers.

          Section 4.04 Liability. The Member shall not have any liability for the obligations of the LLC except to the extent provided herein. Except as required by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and the Member shall not be obligated for any such debt, obligation or liability of the LLC solely by reason of its status as the Member of the LLC.

          Section 4.05 Allocations and Distributions. The LLC's profits and losses shall be allocated to the Member. At the time determined by a majority of the Managers, the Managers may cause the LLC to distribute to the Member any cash held by it which is neither reasonably necessary for the operation of the LLC nor the performance of its contractual obligations, nor which is in violation of Sections 18-607 or 18-804 of the Act or any contractual agreement binding on the LLC.

                                   ARTICLE V.
                                    OFFICERS

          Section 5.01 Officers. The day-to-day operation of the business of the LLC shall be managed by officers (the "Officers") to the extent specifically set forth in this Agreement and under the direction of the Member and the Board of Managers. The Officers shall:

               (a) be comprised minimally of a President, Chief Executive Officer, Chief Financial Officer, Vice President, and Secretary;

               (b) be selected by the Member;

               (c) be allowed to serve on the Board of Managers;

               (d) serve so long as the Member desires or until their resignation, death or incapacitation; and

               (e) meet at such times as may be necessary for the business of the LLC.

          Section 5.02 Initial Officers. The initial Officers shall take office upon the execution of this Agreement by the Member and shall be:

          Boyd Hendrickson   Chief Executive Officer

          Jose Lynch         President


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          Kelly Atkins       Senior Vice President of Operations

          John Harrison      Chief Financial Officer

          Roland Rapp        Secretary

          Section 5.03 Chief Executive Officer. The Chief Executive Officer shall, under the direction of the Member and Board of Managers, perform all duties incident to the office of Chief Executive Officer, have general charge of the business, affairs and property of the LLC and general supervision over the other Officers and any of the LLC's employees and agents and see that all orders and resolutions of the LLC are carried into effect.

          Section 5.04 President. The President shall, under the direction of the Member, Board of Managers, and Chief Executive Officer, perform all duties incident to the office of President and discharge such duties as may be assigned to him or her by the Chief Executive Officer, Board of Managers or the Member. During the absence or disability of the Chief Executive Officer, the President shall exercise all the functions of the Chief Executive Officer and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

          Section 5.05 Senior Vice President of Operations. The Senior Vice President of Operations shall, under the direction of the Member, Board of Managers and Chief Executive Officer, perform all duties incident to the office of Senior Vice President of Operations and shall have such powers and discharge such duties as may be assigned to him or her, from time to time, by the other Officers, Board of Managers or the Member.

          Section 5.06 Chief Financial Officer. The Chief Financial Officer shall, under the direction of the Member, Board of Managers and Chief Executive Officer, perform all duties incident to the office of Chief Financial Officer and shall have such powers and discharge such duties as may be assigned to him or her, from time to time, by the other Officers, Board of Managers or the Member.

          Section 5.07 Secretary. The Secretary shall, under the direction of the Member, Board of Managers and Chief Executive Officer, perform all duties incident to the office of Secretary and shall have such powers and discharge such duties as may be assigned to him or her, from time to time, by the other Officers, the Member or the Board of Managers. The Secretary shall:

               (a) record all the actions taken by the LLC's Member, Officers and the Board of Managers in a book to be kept for that purpose;

               (b) if required, cause notices to be duly given in accordance with the provisions of the Agreement and as required by statute;

               (c) be custodian of the records; and


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               (d) see that all of the books, reports, statements, certificates and all other documents and records required to be kept by statute or this Agreement are properly filed and kept.

                                   ARTICLE VI.
                                 INDEMNIFICATION

          The LLC shall indemnify and hold harmless (i) the Member, (ii) any affiliate of the Member, and (iii) any officer, director, employee, or agent of the LLC, the Member or any of its affiliates, (each, an "Indemnitee"), from and against any claim, loss, damage, liability, or reasonable expense (including reasonable attorneys' fees, court costs, and costs of investigation and appeal) suffered or incurred by any such Indemnitee by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the LLC.

                                  ARTICLE VII.
                                  MISCELLANEOUS

          Section 7.01 Assignments; Additions; Transfers; Dissolution.

               (a) Assignments. The Member may, with prior written notice to the LLC and in compliance with applicable laws, sell assign or convey its Membership Interests at any time without the consent of the Managers. If the Member transfers all of its Membership Interests pursuant to this Section 7.01(a), the transferee shall be admitted to the LLC as a member of the LLC upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the LLC. Any successor to a Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the LLC shall continue without dissolution.

               (b) Resignation. If the Member resigns pursuant to this Section 7.01(b), an additional member of the LLC may be admitted to the LLC, subject to Sections 7.01(c), upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the LLC.

               (c) Admission of Additional Members. One or more additional members of the LLC may be admitted to the LLC with the written consent of the Member.

               (d) Dissolution. The LLC shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the LLC or the occurrence of any other event which terminates the continued membership of the last remaining member of the LLC in the LLC unless the LLC is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.


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          Section 7.02 Amendments. Subject to the provisions set forth herein, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member or any successor Member.

          Section 7.03 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of laws).

          Section 7.04 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 7.05 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 7.06 Facsimile Signatures. This Agreement maybe executed by facsimile transmission and such facsimile will be valid and binding to the same extent as if it were an original.

                            [Signature Page Follows]


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          IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the Effective Date.

                                        MEMBER:

                                        SUMMIT CARE CORPORATION,
                                        a California corporation


                                        By: /s/ Roland Rapp
                                            ------------------------------------
                                            Roland Rapp, Secretary

[Alta Care Center, LLC Agreement]


                                       S-1

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                                    EXHIBIT A

                             DESCRIPTION OF PROPERTY

PROPERTY NAME      ADDRESS
-------------      -------
Alta Care Center   13075 Blackbird
                   Garden Grove, California 92643


                                      A-1

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                                    EXHIBIT B

                                INITIAL MANAGERS

Jose Lynch

John Harrison

Roland Rapp


                                       B-1

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July 3, 2003

Alta Care Center, LLC
27442 Portola Parkway, Suite 200
Foothill Ranch, California 92610

RE:  Management Agreement - Alta Care Center, LLC

Ladies and Gentlemen:

     For good and valuable consideration, each of the undersigned persons, who have been designated as initial Managers of Alta Care Center, LLC, a Delaware limited liability company (the "Company"), in accordance with the Limited Liability Company Operating Agreement of the Company, as it may be amended or restated from time to time (the "LLC Agreement"), hereby agree:

     1. To accept such person's rights and authority as a Manager (as defined in the LLC Agreement) under the LLC Agreement and to perform and discharge such person's duties and obligations as a Manager under the LLC Agreement and agrees that such rights, authority, duties and obligations under the LLC Agreement shall continue until such person's successor as a Manager is designated or until such person's resignation or removal as a Manager in accordance with the LLC Agreement. A Manager is designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

     2. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.


                                        /s/ Jose Lynch
                                        ----------------------------------------
                                        Jose Lynch


                                        /s/ John Harrison
                                        ----------------------------------------
                                        John Harrison


                                        /s/ Roland Rapp
                                        ----------------------------------------
                                        Roland Rapp